DELAWARE GROUP CASH RESERVE

Registration No. 811-02806
FORM N-SAR
Semi-Annual Period Ended September 30, 2009

SUB-ITEM 77Q.1: Exhibits

Exhibit Reference

77.Q.1.1 Certificate of Amendment to Agreement and Declaration of Trust of Delaware
Group Cash Reserve dated February 26, 2009, attached as Exhibit.

77.Q.1.2 Certificate of Amendment to Agreement and Declaration of Trust of Delaware
Group Cash Reserve dated August 18, 2009, attached as Exhibit.